Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

DIAGEO PLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value 28 and 101/108 pence per share to be issued under The Diageo One World Share Incentive Plan	(1)	Other	3,232,525	$25.79	$83,366,819.75	0.0001531	$12,763.46
Fees to be Paid	Equity	Ordinary Shares, par value 28 and 101/108 pence per share to be issued under The Diageo 2017 Share Value Plan	(2)	Other	900,000	$25.79	$23,211,000.00	0.0001531	$3,553.60

Total Offering Amounts:							$106,577,819.75		16,317.06
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$16,317.06

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Offering Note(s)

(1)	The ordinary shares, par value 28 101⁄108 pence per share (the “Ordinary Shares”), of Diageo plc (the “Registrant”) may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four Ordinary Shares. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on February 1, 2013 (Registration No. 333-186400) for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

This Registration Statement covers 3,232,525 ordinary shares of the Registrant authorized to be issued by the Registrant under The Diageo One World Share Incentive Plan (the “One World SIP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the One World SIP as a result of any stock split, stock dividend, recapitalization or similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares.

This Registration Statement also covers 900,000 additional ordinary shares of the Registrant authorized to be issued by the Registrant under The Diageo 2017 Share Value Plan (the “2017 SVP Plan”). Shares available for issuance under the 2017 SVP Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 16, 2018 (File No. 333-223071). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the 2017 SVP Plan as a result of any stock split, stock dividend, recapitalization or similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. Such estimate has been computed based on the average of the high and low sales prices ($105.56 and $100.72, respectively) of the Registrant’s ADSs, as quoted on the New York Stock Exchange on 7 April, 2025 divided by four. The ratio of ADSs of Diageo plc to ordinary shares is 1:4.
(2)	The ordinary shares, par value 28 101⁄108 pence per share (the “Ordinary Shares”), of Diageo plc (the “Registrant”) may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four Ordinary Shares. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on February 1, 2013 (Registration No. 333-186400) for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

This Registration Statement covers 3,232,525 ordinary shares of the Registrant authorized to be issued by the Registrant under The Diageo One World Share Incentive Plan (the “One World SIP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the One World SIP as a result of any stock split, stock dividend, recapitalization or similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares.

This Registration Statement also covers 900,000 additional ordinary shares of the Registrant authorized to be issued by the Registrant under The Diageo 2017 Share Value Plan (the “2017 SVP Plan”). Shares available for issuance under the 2017 SVP Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 16, 2018 (File No. 333-223071). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the 2017 SVP Plan as a result of any stock split, stock dividend, recapitalization or similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. Such estimate has been computed based on the average of the high and low sales prices ($105.56 and $100.72, respectively) of the Registrant’s ADSs, as quoted on the New York Stock Exchange on 7 April, 2025 divided by four. The ratio of ADSs of Diageo plc to ordinary shares is 1:4.